 Exhibit 21.1

WHOLLY OWNED SUBSIDIARIES OF KENEXA CORPORATION EXCEPT AS NOTED

Subsidiary of Kenexa Corporation
1.	Kenexa Technology, Inc. (a Pennsylvania corporation)

Subsidiaries and affiliates of Kenexa Technology, Inc.
1.	Kenexa Technologies Private Limited (an Indian private limited company)
2.	Devon Royce, Inc. (a Pennsylvania corporation)
3.	Nextworx, Inc. (a Pennsylvania corporation)
4.	Kenexa Technology Canada Inc. (a British Columbia corporation)
5.	Kenexa Recruiter, Inc. (a Delaware corporation)
6.	Kenexa Government Solutions, Inc. (a Colorado corporation)
7.	Kenexa Puerto Rico Inc. (a Puerto Rico corporation)
8.	Kenexa BrassRing, Inc. (a Delaware corporation)
9.	Shanghai Kenexa HR Consulting Co. Ltd. (China) – variable interest entity, 47% ownership
10.	Kenexa SA (Proprietary) Limited (South Africa) – Joint Venture, 51% ownership
11. Kenexa Compensation, Inc. (a Delaware corporation)
12. Kenexa Argentina S.R.L. (Argentina)
13.	Kenexa Selection Services GP, L.C. ( a Texas limited liability company)
14. Kenexa Selection Services Ltd. (a Texas limited partnership) (4%)

Subsidiaries of Kenexa BrassRing, Inc.
1.	Kenexa International Limited (an Irish private limited company)
2.	Kenexa Japan K.K. (Japan)

Subsidiaries of Kenexa BrassRing Holding BV
1.	Kenexa Limited (an English private limited liability company)
2.	Kenexa BrassRing BV (a Dutch private limited liability company, limited by shares)
3.	Kenexa BrassRing GmbH (a German limited liability company)
4.	Kenexa Singapore Pte Ltd. (a Singaporean private limited company)
5.	Kenexa France SARL (France)
6.	Kenexa Servicos em Recursos Humanos LTDA (Brazil)

Subsidiaries of Kenexa-Munich AV GmbH
1.	Kenexa Germany GmbH (a German limited liability company)

Subsidiaries of Kenexa International Limited
1.	Kenexa Global Services Limited (an Irish private limited company)
2.	Kenexa-Munich AV GmbH (a German limited liability company)
3.	Kenexa Middle East FZ LLC (a United Arab Emirates limited liability company)
4.	Kenexa Quorum Holdings Limited (England)
5.	Ashbourne Assessment Systems Ltd (England)
6.	CHPD Holdings Limited (England)
7.	JRA Technology Ltd. (NZ)
8.	Kenexa BrassRing Holding BV (a Dutch private limited liability company, limited by shares)
9.	Kenexa BrassRing Asia Pacific Limited (a Hong Kong private company limited by shares)

Subsidiaries of Kenexa Quorum Holdings Limited
1.	Kenexa Global Recruitment Services Limited (England)

Subsidiaries of CHPD Holdings Limited
      1.        CHPD Singapore Ptd. Ltd. (Singapore)
      2.        Kenexa Leadership Limited (England)

Subsidiaries of Kenexa Global Recruitment Services Limited
1.	Kenexa Quorum sp. Z.o.o. (Poland)
2.	Kenexa Quorum International Limited & Co. KG (Germany)

Subsidiaries of Kenexa Singapore Pte. Ltd.
1.	Kenexa Pty. Ltd. (an Australian private limited company)

Subsidiaries of Kenexa Technologies Private Limited
1.	Kenexa Technologies Sdn. Bhd. (a Malaysian private limited company, limited by shares)

Subsidiaries of Kenexa Compensation, Inc.
1.	Kenexa Compensation Limited (U.K.)
2.	SDC China Limited (China)
3.	SDC Jamaica Limited (Jamaica) – dormant

Subsidiaries of Kenexa Selection Services GP, LC
1. Kenexa Selection Services Ltd. (a Texas limited partnership) (96%)

Subsidiaries of Ashbourne Assessment Systems Ltd.
1.	Oxford Development Partnership Ltd (U.K.)
2.	Potentia International Ltd (U.K.)

Subsidiaries of JRA Technology Ltd.
1.	JRA (NZ) Ltd. (NZ)

Subsidiaries of JRA (NZ) Ltd.
1.	JRA (AUS) Pty Ltd. (Australia)

Subsidiaries of Kenexa BrassRing Asia Pacific Limited
1.	Kenexa Corporate Management (Shanghai) Co. Ltd. (PRC)
2.	Kenexa Singapore Pte. Ltd. (Singapore)

Subsidiaries of Kenexa Limited
1.	Kenexa Testing Limited (U.K.)